UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2024

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2024, Chicken Soup for the Soul Entertainment Inc. (the “Company”) received written notice (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the continued listing standards of Nasdaq (the “Rules”) because the Nasdaq Rule 5450(b)(1)(C) requires listed securities to maintain a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 and, based upon Nasdaq’s review of the MVPHS of the Company’s Class A Common Stock, $0.0001 par value per share (“common stock”), for the last 30 consecutive business days, from December 19, 2023 to February 7, 2024, the Company no longer meets this requirement.

Under the Rules, the Company now has 180 calendar days from the date of the Letter to regain compliance, which 180 day period ends August 6, 2024. If at anytime during this compliance period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Company will have regained compliance and this matter will be closed. The Company is considering various strategic options to increase the MVPHS of its common stock to regain compliance with the Rules.

As the Company previously reported in its Current Report on Form 8-K filed with the SEC September 28, 2023, the Company received written notice from Nasdaq on September 23, 2023 (the “September 23, 2023 Notice”) indicating that the Company was not in compliance with the Rules because for the prior 30 consecutive business days (through September 21, 2023), the closing bid price of the Company’s Class A Common Stock, $0.0001 par value per share (“common stock”) had been below the minimum of $1 per share required for continued listing on the Nasdaq under Nasdaq Rule 5550(a)(2). The September 23, 2023 Notice stated that the Company would be afforded 180 calendar days (until March 20, 2024) to regain compliance. In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1 for a minimum of ten consecutive business days. The September 23, 2023 Notice also stated that, in the event the Company does not regain compliance within the initial 180-day period, the Company may be eligible for an additional 180-day period. If the Company is not eligible for the additional 180-day period, or if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, Nasdaq will provide notice after the end of the initial 180-day period that the Company’s securities will be subject to delisting. The Company is considering various strategic options to increase the price of its common stock to regain compliance with the Rules.

As the Company previously reported in its Current Report on Form 8-K filed with the SEC On January 10, 2024, the Company received written notice from Nasdaq on January 2, 2024 (the “January 2, 2024 Notice” and, collectively with the September 23, 2023 Notice, the “Prior Notices”) indicating that the Company was not in compliance with the Rules because the Company has less than $10,000,000 in stockholders’ equity. The Notice stated that under the Rules, the Company has 45 calendar days, which 45-day period ends February 20, 2024, to submit a plan to regain compliance to Nasdaq. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the date of the January 2, 2024 Notice, which 180-day period would end on July 3, 2024, to regain compliance. The Company intends to submit a plan to regain compliance to Nasdaq within the period allowed and is considering various strategic options to increase its stockholders’ equity to regain compliance with the Rules.

The Letter does not have, and the Prior Notices did not have, any immediate effect on the listing of the Company’s securities on Nasdaq, which remain trading. There can be no assurance, however, that the Company will be able to regain compliance with the Rules discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2024	Chicken Soup for the Soul Entertainment Inc.

	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chief Executive Officer